Exhibit 99.8

CONSENT OF COWEN AND COMPANY, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Renovis, Inc. (“Renovis”) dated September 18, 2007, in the Proxy Statement/Prospectus that forms a part of the Registration Statement on Form F-4 of Evotec Aktiengesellschaft (“Evotec”) relating to the proposed merger of a wholly-owned subsidiary of Evotec with and into Renovis, as Annex 3 to the Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Date: February 20, 2008

/S/ COWEN AND COMPANY LLC
COWEN AND COMPANY LLC